UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PEDIATRIC SERVICES OF AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SCRIPTS OF ANSWERS FOR POTENTIAL QUESTIONS REGARDING THE PROPOSED TRANSACTION WITH PORTFOLIO LOGIC LLC

Answers for potential questions from investors, teammates and customers:

•	The Hart-Scott-Rodino notification was filed on May 25 and early termination was granted on June 5th.

•	The preliminary proxy statement was filed on May 25 and is under review by the SEC.

•	We expect to distribute the proxy statement in mid-July and to hold a Special Meeting of Shareholders in August.

•	Going private makes sense considering our growth objectives and the expense associated with being public.

•	Our focus will turn completely to caring for patients, growing our business and improving operational efficiency.

•	We look forward to running the business in a fashion that allows us to make quality long-term decisions.

Additional points for investors only for use by CEO and CFO:

•	The price is fair and there is “superior proposal” language embedded in the merger agreement should a third party want to make a higher bid.

•	Balancing execution risk with potential upside over the next several years, the board of directors and company management believe that this transaction produces a good outcome for shareholders.

Additional Information and Where to Find It

In connection with the proposed transaction with Portfolio Logic LLC, Pediatric Services of America, Inc. (“PSA”) has filed a preliminary proxy statement and other documents, and intends to file a definitive proxy statement and other documents, with the Securities and Exchange Commission (“SEC”). WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the definitive proxy statement (when available) as well as other filed documents containing information about PSA, at http://www.psahealthcare.com. In addition, investors may obtain free copies of the definitive proxy statement (when it becomes available) by written request directed to James M. McNeill, Chief Financial Officer, c/o Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092, or by calling (770) 441-1580.

Participants in the Solicitation

PSA and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from PSA’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of PSA is included in its definitive proxy statement for its 2007 Annual Meeting of Stockholders filed with the SEC on December 15, 2006. More detailed information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Use of Forward-Looking Statements

Statements in this document about completion of the proposed transaction are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may prevent the proposed transaction from being completed as anticipated, including, without limitation, the risk that PSA and/or Portfolio Logic are unable to obtain the stockholder and regulatory approvals required for the proposed transaction, or to do so in a timely manner, or that PSA and/or Portfolio Logic are unable to complete all closing conditions required for the proposed transaction. PSA disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.